Exhibit 2.5

                  GUARANTY AND PLEDGE AGREEMENT

     THIS AGREEMENT is made as of March 1, 2006, between Sand Hills General Partners, a Texas general partnership ("Guarantor") and David M. Klausmeyer ("DMK").
                         R E C I T A L S:

     Reference is made to the Note dated this date executed by Sand Hills Partners, L.L.C., a Delaware Limited Liability Company ("SHP") in favor of the DMK (the "Note") which Note is secured by SHP's interests in Guarantor and delivered simultaneous with the Note (the "Pledge Agreement"). The Note and the and Pledge Agreement are each issued pursuant to a Partnership Interest Purchase Agreement ("Purchase Agreement") between SHP and DMK, also dated as of this date.

     The Guarantor has, as a condition to DMK's sale of his partnership interest in Guarantor, agreed to guarantee SHP's Obligations under the Note and the Pledge Agreement and to pledge those shares attached hereto as
Schedule 1, which by this reference is incorporated herein (the "Shares").

     NOW THEREFORE, for good and valuable consideration and to induce DMK to enter into the Purchase Agreement, the Guarantor agrees as follows:

     1.   DEFINITIONS.

     When used in this Guaranty and Pledge Agreement the following terms shall have the following meanings:

          1.1 Collateral" shall mean all property and interests in property on or in which a lien or security interest is or has been granted by the Guarantor to DMK pursuant to Section 2.2 of this Agreement; and

          1.2 "Default" shall mean the happening of either of the following events: (a) the occurrence of a "Default" as such term is defined in the Note, the Pledge Agreement, this Agreement or any other document or instrument executed and delivered pursuant to the Purchase Agreement or (b) the undersigned fails to perform any covenant or agreement contained in this Agreement or if any representation or warranty contained in this Agreement is found to have been untrue, incomplete or misleading in any material respect when furnished; and

          1.3 "Indebtedness" shall mean any and all indebtedness, obligations and liabilities of any kind of SHP to DMK arising out of the Purchase Agreement, or any document or instrument executed and delivered pursuant to the Purchase Agreement

     2.   GUARANTY AND PLEDGE.

          2.1 Guaranty. The Guarantor hereby guarantees the full and prompt payment when due, whether at maturity or earlier (by reason of acceleration) and at all times thereafter, of all of the Indebtedness and the undersigned further agree to pay all costs and expenses including, without limitation, all court costs and attorneys' fees and expenses paid or incurred in endeavoring to collect all or any part of the Indebtedness from, or in prosecuting any action against, SHP or Guarantor.

          2.2 Pledge and Security Interests. In addition, to secure the payment and performance of the Indebtedness and the Guarantor's obligations under this Agreement, the Guarantor grants to DMK a security interest in:

          (a)  and pledges to the DMK those Shares set forth in
               Schedule 1 hereto, and

          (b) all proceeds derived from distributions respecting the property described in this Section 2.2. or the proceeds of sale of the property described in Section 2.2.

          2.3 Limited Recourse. DMK and the Guarantor mutually agree that the DMK's sole recourse against the Guarantor under this Guaranty, in the event of a Default on the Indebtedness or this Agreement, is to proceed against the Collateral provided hereunder by Guarantor.

     3.   TERMS AND CONDITIONS.

     Subject to the provisions of the Purchase Agreement, and any and all documents or instruments executed and delivered pursuant to the Purchase Agreement, DMK shall have the exclusive right to determine the application of payments and credits, if any, from the undersigned, SHP or from any other guarantor of the Indebtedness.

     DMK is authorized, without notice or demand and without affecting the liability of the Guarantor, from time to time to (a) renew, extend, accelerate or otherwise change the time for payment of, or other terms relating to, the Indebtedness, or otherwise modify, amend or change the terms of the Note, the Pledge Agreement, the Purchase Agreement, or any other agreement, document or instrument now or hereafter executed by SHP, or the Guarantor and delivered to DMK; (b) accept partial payments on the Indebtedness; (c) take and hold security or collateral for the undersigned's obligations under this Agreement, or any other guarantees of, or support or Pledge Agreement relating to, the Indebtedness guaranteed hereby, and exchange, enforce, waive and release any such security or collateral; (d) apply such security or collateral and direct the order or manner of sale as in its sole discretion it may determine; and
(e) settle, release, compromise, collect or otherwise liquidate the Indebtedness and any security or collateral in any manner, without affecting or impairing the obligations of the undersigned.

     At any time after the Indebtedness becomes due or is declared due, DMK may, at his discretion, upon notice to the Guarantor and regardless of the acceptance of any security or collateral for the payment, appropriate and apply toward the payment of the Indebtedness (i) any indebtedness due or to become due from DMK to the Guarantor; and (ii) any monies, credits or other property belonging to the Guarantor or its affiliates, at any time held by DMK on deposit or otherwise.

     DMK shall not be required to take any steps to preserve any rights against prior parties (if any) to or in any of the Collateral or Indebtedness.

     DMK may, but shall not be obligated to, and the undersigned hereby designate DMK as attorney-in-fact to contest, pay and/or discharge all liens, encumbrances, taxes or assessments on, or claims, actions or demands against any of the Collateral upon notice to, but without the consent of, the undersigned and to take all actions and proceedings in his name or in the name of his duly appointed agent or any other appropriate person to remove or contest such liens, encumbrances, claims, actions, demands, taxes or assessments by litigation or otherwise. The undersigned agree to pay on demand and/or authorize DMK to charge their account with all costs, attorneys' fees, expenses, and all other sums advanced or paid by DMK.

     The right is expressly granted to DMK, at its discretion, to file one or more financing statements, and with respect thereto to serve as the Attorney-in-Fact for each of the undersigned for the purpose of executing such financing statements under applicable law, naming the Guarantor as debtor and DMK as secured party, and describing the types or items of Collateral. DMK may further serve as the Attorney-in-Fact for the Guarantor for the purpose of executing any additional notices, affidavits or other documents, as DMK may deem necessary to protect its security interest. The Guarantor hereby agrees to pay on demand and/or authorize DMK to charge their account with the amount of any and all filing fees and expenses, which DMK deems necessary to incur to protect its interest in the Collateral.

     DMK shall exercise reasonable care in the custody and preservation of the Collateral to the extent required by applicable statute, and shall be deemed to have exercised reasonable care if it takes such action for that purpose as the undersigned shall reasonably request in writing; but under no circumstances shall any omission to do any act not requested by Guarantor be deemed a failure to exercise reasonable care, nor shall any omission to comply with any request of the undersigned of itself be deemed a failure to exercise reasonable care. The undersigned hereby agrees to pay on demand and/or authorize DMK to charge its account with any cost and expense, including, without limitation, attorneys' fees, incurred by DMK in the reasonable preservation of the Collateral.

     The Guarantor consents and agrees that DMK shall be under no obligation to marshal any assets against, or in payment of, any or all of the Indebtedness. The Guarantor further agrees that to the extent that SHP makes a payment or payments to DMK, which payment or payments or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy act, state or federal law, common law or equitable cause, then to the extent of such payment or repayment, the obligation intended to be satisfied shall be reviewed and continued in full force and effect as if said payment had not been made, and the Guarantor shall, upon demand by DMK, immediately satisfy such obligation in full in accordance with the terms of this Agreement. Guarantor further agrees that any and all claims of the Guarantor against SHP or against any other guarantor of the Indebtedness or against any of their respective properties, arising by reason of any payment by the undersigned to DMK shall be subordinate and subject in right of payment to the prior payment, in full, of all principal and interest, all costs of collection (including attorneys' fees), and any other liabilities or obligations owing to DMK by SHP or Guarantor which may arise either with respect to or on the Note or with respect to any other instruments, documents, items or other writings now or to be delivered to DMK in connection with the Purchase Agreement.

     The Guarantor assumes responsibility for keeping itself informed of its financial condition and the acts of SHP and of all other circumstances bearing upon the risk of non-payment or Default of the Note and the Pledge Agreement. The Guarantor agrees that DMK shall have no duty to advise them of information known to DMK regarding such condition or any such circumstances.

     No delay on the part of DMK in the exercise of any right or remedy shall operate as a waiver or constitute a discharge of the Guarantor's obligations under this Agreement, and no single or partial exercise by DMK of any right or remedy shall preclude the further exercise to any extent; nor shall any modification or waiver of any of the provisions of this Agreement be binding upon DMK except as expressly set forth in a writing duly signed and delivered on DMK's behalf by an authorized officer. DMK's failure at any time or times to require strict performance by SHP or any other party or the undersigned of any of the provisions, warranties, terms and conditions contained in the Note, the Pledge Agreement, or the Purchase Agreement or any other instrument or document now or at any time or times executed by SHP or any other party or the undersigned and delivered to DMK pursuant to the Purchase Agreement shall not discharge Guarantor's obligations under this Agreement nor shall it waive, affect or diminish any right of DMK at any time or times to demand strict performance and such right shall not be deemed to have been waived by any act or knowledge of DMK, his agents, officers or employees, unless such waiver is contained in an instrument in writing, signed by an officer of DMK and directed to SHP or any other party or the undersigned, specifying such waiver. No waiver by DMK of any default shall operate as a waiver of either any other default or the same default on a future occasion, and no action or inaction by DMK including, without limitation, DMK's failure to take any steps to preserve its rights in the Collateral or in any other security for the Indebtedness shall in any way affect or impair DMK's rights or the obligations of the Guarantor under this Agreement. The Guarantor agrees that its obligations under this Agreement will not be discharged except by complete performance of such obligations. Any determination by a court of competent jurisdiction of the amount of any principal and/or interest owing by SHP to DMK shall be conclusive and binding on the Guarantor irrespective of whether the Guarantor were a party to the suit or action in which such determination was made.

     4.   REPRESENTATIONS AND WARRANTIES.

     4.1 The Guarantor represents and warrants that: (a) this Agreement constitutes a valid, legal and binding obligation of the Guarantor, enforceable against the undersigned in accordance with its terms; (b) the Guarantor is the lawful owners of all of the outstanding Shares as set forth in Schedule 1 hereto; (c) the Shares are subject to no prior security interest, encumbrance, or lien whatsoever; (d) subject to laws on foreign ownership imposed by applicable government regulations, the Shares may be freely transferred by the undersigned and, in the event of a Default, the Shares may be sold by DMK; (e) until the Indebtedness to DMK has been repaid in full, no other shares or any other stock will be issued by the respective entities whose shares are held by Guarantor unless said shares are or other stock are immediately delivered to DMK pursuant to the terms of this Agreement and the holder of such shares, if not already a party to this Agreement, assumes obligations as an additional guarantor under this Agreement.

     4.2 Financial Statement. The undersigned covenants and agrees with DMK that it will: (i) furnish to DMK within forty-five (45) days after the end of each fiscal quarter, a statement of income and financial condition (including balance sheets, earnings and operating statements and statements of the source and application of funds) for the previous quarter, certified by such entities chief financial officer and accompanied by a certificate of said officer stating whether he has knowledge of any Default or of the occurrence of any event which with notice or lapse of time or both would constitute such Default, and if so, stating the facts with respect thereto; (ii) duly pay and discharge all taxes, assessments and governmental charges, claims for labor, supplies, rent or other obligations imposed upon the undersigned or against its properties prior to their becoming delinquent, except to the extent that the same shall be contested in good faith by appropriate proceedings by the undersigned; and (iii) comply in all material respects with all applicable statues and governmental regulations.

     5.   DEFAULT.

     Upon any default as defined in this Agreement, DMK may, at its sole election: (a) proceed directly and at once, without notice, against the Guarantor to collect and recover the full amount or any portion of the Indebtedness, without first proceeding against SHP any collateral or any other party or any other person, firm or corporation; (b) with or without notice, transfer to or register in the name of itself or its nominee any of the Shares, and whether or not so transferred or registered, receive the income and dividends, including stock dividends and rights to subscribe, and hold the same as a part of the Collateral to secure the performance and payment of the Indebtedness, and/or apply the same as hereinafter provided; (c) exchange any of the Shares for other property upon the reorganization, recapitalization, or other readjustment; (d) vote the Shares and exercise or cause its nominee to exercise all or any powers with the same force and effect as an absolute owner. All of the above rights and powers may be exercised by DMK without liability, except the obligation to account for property actually received.

     In addition to any other rights given by law and under this Agreement, DMK shall have the rights and remedies with respect to the Collateral of a secured party under the Texas Uniform Commercial Code (whether or not that Code is in effect in the jurisdiction where the rights and remedies are asserted) all of which remedies shall be cumulative, and none exclusive, to the extent permitted by law. DMK may sell or cause to be sold, in one or more sales or parcels, at such price or prices as DMK may deem best, and for cash or on credit or for future delivery, without assumption of any credit risk, all or any of the Collateral, at public or private sale, without demand of performance but with notice to the undersigned, and the purchaser of any or all of the Collateral so sold shall then hold the same absolutely, free from any claim or right of any kind including (but not limited to) any equity of redemption of the Guarantor. Any requirements of reasonable notice shall be met if such notice is mailed, postage prepaid, to the Guarantor at the address set forth in its signature page hereto, at least ten (10) days before the time of the sale or disposition. Any other requirement of notice, demand or advertisement for sale is waived. DMK may, in its own name, or in the name of its designee, buy at any public or, if permitted by law, any private sale, and, in lieu of the actual payment of the purchase price, DMK may set-off the amount of such price against the Guarantor's obligations. The undersigned will pay to DMK all expenses (including Attorney's fees) of, or incident to, the enforcement of any of the provisions.

     Any right to set-off exercised by DMK shall be deemed to have been exercised immediately on the occurrence of a default of SHP (subject to any rights to cure) or any other party to the Purchase Agreement, even though such set-off is made or entered on the books of DMK at any subsequent time.

     In view of the fact that US federal and state securities laws may impose certain restrictions on the method by which a sale of the Shares may be effected, it is agreed that in the event of the non-payment of any of the Indebtedness when due (whether at maturity or by acceleration) DMK may from time to time attempt to sell all or any part of the Shares by means of a private placement, restricting the bidders and prospective purchasers to those who will represent and agree that they are purchasing for investment only and not for distribution. In so doing, DMK may solicit offers to buy the Shares, or any of it, for cash, from a limited number of investors deemed by DMK in its reasonable judgment to be responsible parties who might be interested in purchasing such Collateral. The undersigned agrees that acceptance by DMK of the highest offer after soliciting offers from two or more potential buyers would be commercially reasonable.

     DMK, at any time and at its option, may apply all or any net cash receipts from the sale of Collateral to the payment of principal (in whole or in part) on any or all of the Indebtedness, applying or reapplying, or distributing or allocating the same as it shall elect, whether or not then due, making proper rebate of interest or discount. In case of any sale by DMK of any of the Collateral on credit or for future delivery, the property sold may be retained by DMK until the selling price is paid by the purchaser, but DMK shall incur no liability in case of failure of the purchaser to take and pay for the property so sold. In case of any such failure, the property so sold may be again similarly sold.

     6.   INDEMNIFICATION.

     Guarantor, will at all times now and hereafter indemnify and hold DMK harmless from and against all loss or damage arising in connection with this Agreement and against all claims, liability, demands, actions or suits, whether groundless or otherwise, and all liabilities, payments, costs, charges and expenses including attorneys' fees incurred by DMK.

     7.   MISCELLANEOUS.

     This Agreement shall be binding upon the undersigned and upon the heirs, executors, successors and assigns of the undersigned, and shall inure to the benefit of DMK's successors, assigns and participants (if any); all references to the undersigned shall be deemed to include their respective successors, assigns, participants, receivers or trustees (as the case may be).

     This Agreement embodies the entire agreement and understanding of the parties hereto, and shall constitute a continuing agreement applicable to future as well as existing transactions between DMK and the undersigned.

     THIS AGREEMENT HAS BEEN DELIVERED AT AND SHALL BE DEEMED TO HAVE
BEEN IN HOUSTON, TEXAS, AND SHALL BE INTERPRETED, AND THE RIGHTS AND LIABILITIES OF THE PARTIES DETERMINED, IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS, AND AS PART OF THE CONSIDERATION FOR ENTERING INTO THIS AGEEEMENT, THE UNDERSIGNED CONSENTS TO THE JURISDICTION OF ANY LOCAL, STATE OR FEDERAL COURT LOCATED WITHIN THE STATE OF TEXAS, AND FURTHER CONSENT THAT ALL SUCH SERVICE OF PROCESS BE MADE BY REGISTERED MAIL DIRECTED TO THE UNDERSIGNED AT THE ADDRESS STATED AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED TWO
(2) DAYS AFTER THE SAME SHALL HAVE BEEN POSTED. THE UNDERSIGNED FURTHER CONSENT TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY THE COURT.

     The headings used in this Agreement are for the convenience of the reader only; such headings constitute no part whatsoever of the agreement between the parties.

     No invalidity, irregularity or unenforceability of the Indebtedness hereby secured shall affect, impair or be a defense to any provision contained here this Agreement. If any term, condition or provision of this Agreement is determined to be invalid or unenforceable, such determination shall not affect the validity or enforceability of any other term, condition or provision of this Agreement.

     If this Agreement shall differ or conflict in terms with any other agreement or obligation or Indebtedness of the undersigned, SHP to or with DMK, that which gives DMK the greater right, as determined by DMK, shall prevail.

GUARANTOR


Sand Hills General Partners, a Texas
General Partnership by its General Partner,
Sand Hills Partners, L.L.C., a
Delaware Limited Liability Company


/s/George Jarkesy
George Jarkesy
Its Managing Member
18205 Burkhardt
Tomball, Texas 77377


Accepted and approved by

/s/David M. Klausmeyer
David M. Klausmeyer

                            SCHEDULE 1
        SHAREHOLDINGS OF GUARANTOR SUBJECT TO THIS PLEDGE

NAME OF ENTITY                NO. OF SHARES
G/O International, Inc.,      6,400,000
Waterbury Resources, Ltd.       632,000





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